EXHIBIT 10.19


                                                                    May 15, 1996


Sharper Image Corporation
650 Davis Street
San Francisco, CA 94111


Gentlemen:

Reference is made to the Financing Agreement between us dated September 21, 1994, as amended (the "Financing Agreement"). Capitalized terms used herein shall have the same meanings as specified in the Financing Agreement unless otherwise specifically defined herein.

Effective immediately, pursuant to mutual understanding, the Financing Agreement shall be, and hereby is, amended as follows:

(A) Section 1 of the Financing Agreement shall be, and hereby is, amended by the addition thereto of the following new definitions:

         "Additional Availability Reserve shall mean, without duplication (x) for the period from January 1 to March 1 of each year, an amount equal to the outstanding and unpaid balance of all CAPEX Term Loans and (y) upon the occurrence of a Default and/or Event of Default hereunder (other than a Default or Event of Default which has been cured to CITBC's reasonable satisfaction or waived in writing by CITBC) and at all times thereafter, an amount equal to the outstanding and unpaid balance of all CAPEX Term Loans hereunder, provided that the establishment of such Additional Availability Reserve under clause "(y)" hereof shall be in addition to all other rights and remedies of CITBC arising as a result of such Default and/or Event of Default.

         "CAPEX Term Loans shall mean the term loans made and to be made to the Company by CITBC in the aggregate principal amount of up to $4,500,000 as more fully described in Section 3A of this Financing Agreement."

         "CAPEX Term Loan Line of Credit shall mean the commitment of CITBC to make CAPEX Term Loans to the Company pursuant to Section 3A of this Financing Agreement in the aggregate amount of $4,500,000, provided that such amount shall be automatically and without any further act by CITBC or the Company reduced by an amount equal to the aggregate amount of all drawdowns of CAPEX Term Loans made by CITBC to the Company hereunder."

         "CAPEX Term Loan Promissory Note shall mean the promissory notes each in the form of Exhibit A attached hereto executed and delivered by the Company to CITBC to evidence a CAPEX Term Loan extended pursuant to, and repayable in accordance with, the provisions of Section 3A hereof."

         "Capital Improvements shall mean operating Equipment and facilities (including leasehold improvements thereto but excluding the purchase of new Real Estate) acquired or installed for use in the Company's business operations on or after February 1, 1996."

(B) Section 1 of the Financing Agreement shall be, and hereby is, further amended by amending the definitions of "Early Termination Date", "Early Termination Fee", "Line of Credit" and "Line of Credit Fee" in their entirety to read as follows:

         "Early Termination Date shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit which date is prior to the fourth Anniversary Date."

         "Early Termination Fee shall: i) mean the fee CITBC is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to the fourth Anniversary Date (except as otherwise provided in Section 10 of this Financing Agreement); and ii) be determined by calculating the sum of
         (a) the average daily balance of the Revolving Loans for the period from the date of this Financing Agreement to the Early Termination Date, (b) the average daily undrawn face amount of the Letters of Credit outstanding from the date of this Financing Agreement to the Early Termination Date and (c) the average daily balance of CAPEX Term Loans for the period from the effective date of the CAPEX Term Loan Line of Credit to the Early Termination Date and multiplying that sum by (i) one percent (1%) per annum if the Early Termination Date occurs prior to the second Anniversary Date; (ii) three-quarters of one percent (3/4 of 1%) per annum if the Early Termination Date occurs on or after the second Anniversary Date but prior to the third Anniversary Date; and (iii) one-half of one percent (1/2 of 1%) per annum if the Early Termination Date occurs on or after the third Anniversary Date but prior to the fourth Anniversary Date, in each case for the number of days from the Early Termination Date to the fourth Anniversary Date."

         "Line of Credit shall mean the commitment of CITBC to make Revolving Loans under Sections 3 hereof, make CAPEX Term Loans under Section 3A hereof and issue Letter of Credit Guaranties under Section 4 hereof, all pursuant to and in accordance with Sections 3, 3A and 4 of this Financing Agreement, in the aggregate amount of $24,500,000, provided that such amount shall be automatically and without any further act by CITBC or the Company reduced by an amount equal to the aggregate amount of all drawdowns of CAPEX Term Loans made by CITBC to the Company hereunder."

         "Line of Credit Fee shall: i) mean the fee due CITBC at the end of each month for the Line of Credit, and ii) be determined by multiplying x) the difference between the Line of Credit at the end of such month less the sum of a) the average daily Revolving Loans outstanding during such month, and b) the average daily undrawn face amount of all outstanding Letters of Credit for said month by y) one-half of one percent (1/2 of 1%) per annum for the number of days in said month during which this Financing Agreement was in effect."

(C) The definition of "Availability Reserve" shall be, and hereby is amended by the addition thereto of a new clause "c)" at the end thereof immediately prior to the period to read as follows: "and c) the Additional Availability Reserve, if applicable".

(D) The following new Section 3A shall be, and hereby is, added to the Financing Agreement between Sections 3 and 4 thereof:

         "Section 3A.  CAPEX Term Loans

         1. Within the available and unused CAPEX Term Loan Line of Credit and upon receipt of a CAPEX Term Loan Promissory Note in the form of Exhibit A attached hereto from the Company in the amount of the CAPEX Term Loan, so long as this Financing Agreement remains in effect, CITBC will extend to the Company a CAPEX Term Loan, provided: a) no Default or Event of Default has occurred or would occur after giving effect to such CAPEX Term Loan, b) all of the conditions listed below are fulfilled to the sole but reasonable satisfaction of CITBC.

         2. CAPEX Term Loan proceeds: x) are to be used exclusively to pay for, or reimburse the Company for, the acquisition by the Company of newly acquired Capital Improvements which are not subject to Purchase Money Liens; and y) will be disbursed upon completion of the delivery, assembly and installation of such Capital Improvement.

         3. The Company must give CITBC fifteen (15) days prior written notice of its intention to enter into a CAPEX Term Loan.

         4. The Company shall be entitled to six (6) CAPEX Term Loans per calendar year but no more than two (2) CAPEX Term Loans in any Fiscal Quarter.

         5. No CAPEX Term Loan may exceed seventy-five percent (75%) of the total acquisition costs of the Capital Improvements for which the CAPEX Term Loan is sought.

         6. Each CAPEX Term Loan must be in a minimum amount of $350,000.00 or $10,000 increments thereof.

         7. Each CAPEX Term Loan will be repaid to CITBC by the Company in thirty-six (36) equal monthly installments of principal commencing on the first Business Day of next month after initial funding thereof. To the extent repaid, CAPEX Term Loans may not be reborrowed under this
         Section 3A of this Financing Agreement.

         8. In the event this Financing Agreement or the Line of Credit is terminated by either CITBC or the Company for any reason whatsoever, the CAPEX Term Loans shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the CAPEX Term Loan Promissory Notes or this Financing Agreement.

         9. The Company may prepay at any time, at its option, in whole or in part, the CAPEX Term Loans without penalty or premium, provided that
         (i) on each such prepayment, the Company shall pay accrued interest on the principal so prepaid to the date of such prepayment and (ii) notwithstanding the foregoing, upon any prepayment of the CAPEX Term Loans in conjunction with the termination of the Financing Agreement, the Company shall pay the Early Termination Fee, if applicable.

         10. Each prepayment shall be applied to the then last maturing installments of principal of the CAPEX Term Loans.

         11. The Company hereby authorizes CITBC to charge its Revolving Loan Account with the amount of all amounts due under this Section 3A as such amounts become due. The Company confirms that any charges which CITBC may so make to its account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion."

(E) Section 6, Paragraphs 8, 10 and 11 of the Financing Agreement shall be, and each hereby is, amended as follows:

         (i) The Net Worth covenant set forth in Paragraph 8 of Section 6 shall be, and hereby is, amended by amending the Net Worth amount for all fiscal quarters ending on or after April 30, 1996 to be "$27,000,000";

         (ii) The Working Capital Covenant set forth in Paragraph 10 of Section 6 shall be, and hereby is, amended in its entirety to read as follows:

         "10. The Company shall have as at the end of each fiscal quarter during the periods below a Working Capital of not less than the amount set forth below for the applicable period:

         Period                                                  Working Capital

         For the fiscal quarter ending
          April 30, 1996                                           $14,000,000

         For the fiscal quarter ending
          July 31, 1996 and each
          fiscal quarter thereafter                                $11,500,000

         (iii) The Fixed  Charge  Coverage  Ratio set forth in  Paragraph  11 of
         Section 6 shall be, and hereby is, amended by amending the Ratio solely for the four (4) consecutive quarters ending October 31, 1996 to be ".55 to 1", provided that such Ratio shall remain 1.0 to 1 for all other periods computed for the four (4) consecutive quarters then ending, all as more fully provided in said Paragraph 11 of Section 6.

(F) Section 7 of the Financing Agreement shall be, and hereby is, amended in its entirety to read as follows:

         (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month and shall be an amount equal to i) the sum of three-quarters of one percent (.75%) plus the Chemical Bank Rate, on a per annum basis, on the average of the net balances (other than Libor Loans) owing by the Company to CITBC in the Company's Revolving Loan Account at the close of each day during such month and ii) the sum of two and three quarters percent (2 3/4%) plus the applicable Libor on any then outstanding Revolving Loans which are Libor Loans, on a per annum basis, on the average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account at the close of each day during such month. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain three-quarters of one percent (.75%) above the Chemical Bank Rate. The rates hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         (b) Interest on the CAPEX Term Loans shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity in an amount equal to (x) one percent (1%) plus the Chemical Bank Rate, on a per annum basis, on balances other than Libor Loans and
         (y) three percent (3%) plus the applicable Libor on any then outstanding CAPEX Term Loans which are Libor Loans, on a per annum basis, on the average of the net balance of the CAPEX Term Loans owing by the Company to CITBC at the close of each day during such month. In the event of any change in said Chemical Bank Rate, the rate under clause (x) of this sub-paragraph (b) shall change, as of the first of the month following any change, so as to remain one percent (1%) above the Chemical Bank Rate. The rates hereunder shall be calculated based on a 360 day year. CITBC shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         (c) The Company may elect to use Libor as to any new or then outstanding Revolving Loans or CAPEX Term Loans provided x) there is then no Default or Event of Default, and y) the Company has so advised CITBC of its election to use Libor and the Libor Period selected no later than five (5) Business Days prior to (A) the proposed borrowing or, (B) in the case of a Libor election with respect to a then outstanding Revolving Loan or CAPEX Term Loans, the conversion date of any then outstanding Revolving Loans to Libor Loans and z) the election and Libor shall be effective, provided there is then no Default or Event of Default, on the sixth Business Day following said notice. There shall be no more than five (5) Libor Loans outstanding at any time and each Libor election must be for a minimum amount of $100,000.00 or whole multiples thereof. If such election is not timely made or can not be made, or if the Libor rate can not be determined, then CITBC shall use the Chemical Bank Rate to compute interest."

(G) Section 10 of the Financing Agreement shall be, and hereby is, amended as follows:

         (i) the reference to the "fifth or any subsequent Anniversary Date" as contained in the first sentence thereof shall be, and hereby is amended to read "seventh or any subsequent Anniversary Date"; and


         (ii) the reference to "third Anniversary Date" as contained in the proviso at the end of the fourth sentence thereof shall be, and hereby is, amended to read "fourth Anniversary Date".


(H) In addition it is hereby agreed that:

         (i) the term "Obligations" as used in the Financing Agreement shall also include, without limitation, all indebtedness, obligations and liabilities of the Company to CITBC pursuant to the CAPEX Term Loans and/or arising under the CAPEX Term Loan Line of Credit (herein the "CAPEX Term Loan Obligations"), provided that the term "Obligations" as used in the definition of "Availability" shall (unless the Additional Availability Reserve is applicable) exclude all CAPEX Term Loan Obligations and Availability shall be determined by excluding such CAPEX Term Loan Obligations from such determination; and

         (ii) the form of CAPEX Term Loan Promissory Note attached hereto shall be attached to the Financing Agreement as Exhibit A; and

         (iii) all CAPEX Term Loan Obligations shall be, and hereby are, secured by a lien upon, and security interest in, all Collateral. In furtherance thereof, the Company shall deliver to CITBC in conjunction with each notice of an election to draw down a CAPEX Term Loan hereunder, a detailed description of the Capital Improvements to be made (including, without limitation, any fixtures to be installed in connection therewith and the location thereof) and shall (x) execute and deliver all documents reasonably requested by CITBC to validly perfect a first lien upon and security interest in such Capital Improvements (including, without limitation, fixture filings under the U.C.C.) and (y) take any and all other actions reasonably requested by CITBC in connection therewith.

(I) The Effectiveness of all of the amendments set forth above and the extension of the CAPEX Term Loans under the CAPEX Term Loan Line of Credit shall be, and hereby is, subject to the fulfillment to CITBC's satisfaction of each of the Conditions Precedent. The "Conditions Precedent" shall mean:

         (i) the Company shall pay (x) all Out-of-Pocket Expenses incurred by CITBC in connection with this agreement and all the documents and transactions contemplated hereby and (y) an Additional Loan Facility and Documentation Fee in the amount of $32,000 which shall be due and payable in full on the date hereof. All such amounts may be charged to your Revolving Loan Account on the respective due dates thereof.

         (ii) CITBC's receipt of a secretary's certificate certifying Board of Directors Resolutions authorizing the execution, delivery and performance by the Company of this agreement and all documents and transactions contemplated hereby.

         (iii) the Company shall enter into a warrant agreement (in form and substance satisfactory to CITBC) and take all other actions necessary to grant to CITBC or its assigns a warrant to purchase up to 25,000 shares of its voting common stock for a price of $6.00 per share.




Except to the extent set forth herein, no other change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding of our agreement kindly so indicate by signing and returning the enclosed copy of this letter.

                                           Very truly yours,

                                           THE CIT GROUP/BUSINESS
                                           CREDIT, INC.


                                           By:    Bonnie Schain
                                           Title: Assistant Vice President

Read and Agreed to:

SHARPER IMAGE CORPORATION


By:    Craig P. Womack
Title: President
       Chief Operating Officer


By:    Tracy Y. Wan
Title: Sr. Vice President
       Chief Financial Officer

                                                                       Exhibit A


                         CAPEX Term Loan Promissory Note





                                                        _________________, 199__


$


FOR VALUE RECEIVED, the undersigned, Sharper Image Corporation, a Delaware corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") at is office located at 300 South Grand Avenue, Los Angeles, CA 90071, in lawful money of the United States of America and in immediately available funds, the principal amount of _______ ($_______ ) in thirty-six (36) equal consecutive monthly installments, whereof the first such installment shall be due and payable on__________________________ ____________________, 19___ and subsequent installments shall be due and payable on the first Business Day of each month thereafter until this Note is paid in full.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 7, Paragraph 1(b) of the Financing Agreement dated September 21, 1994, as amended between the Company and CITBC (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is one of the CAPEX Term Loan Promissory Notes referred to in the Financing Agreement, evidences a CAPEX Term Loan thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CITBC, immediately due and payable as provided in the Financing Agreement.


                                                     SHARPER IMAGE CORPORATION



                                                     By:
                                                     Title:


                                                     By:
                                                     Title: